                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                              --------------------


                                   FORM 8-K/A



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 24, 1995
                                                 --------------

                              BANCFIRST CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)


OKLAHOMA                           0-14384                       73-1221379
- --------                           -------                       ----------
(State or other               Commission File Number        (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)



101 North Broadway, Suite 200, Oklahoma City, Oklahoma            73102
- ------------------------------------------------------            -----
      (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code:  (405)270-1000
                                                            -------------

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               The audited financial statements of State National
               Bank required by this item are provided as follows:         PAGE
                                                                          ------

               Independent Auditors' Report                                  3

               Balance Sheet as of December 31, 1994                         4

               Statement of Income for the Year Ended                        5
               December 31, 1994

               Statement of Stockholders' Equity for the Year Ended          6
               December 31, 1994

               Statement of Cash Flows for the Year Ended                    7
               December 31, 1994

               Notes to Financial Statement                                  8

         (b)   PRO FORMA FINANCIAL INFORMATION.

               The pro forma financial information required by this
               item is provided as follows:                                PAGE
                                                                          ------
               Unaudited Pro Forma Consolidated Condensed Balance           19
               Sheet as of December 31, 1994

               Unaudited Pro Forma Consolidated Condensed                   20
               Statement of Income for the Year Ended
               December 31, 1994

               Notes to Unaudited Pro Forma Consolidated                    21
               Condensed Financial Statements

               The unaudited pro forma consolidated condensed financial statements and related notes present the pro forma effects of the merger described in
               Item 2 of this report. The pro forma consolidated condensed balance sheet is presented as if the merger occurred at December 31, 1994. The pro forma consolidated condensed statement of income for the year ended December 31, 1994 is presented as if the merger occurred at January 1, 1994. The merger was accounted for using the purchase method.

               Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have occurred had the merger been effective on the date assumed and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated condensed financial statements and related notes should be read in conjunction with the 1994 BancFirst Corporation Form 10-K and the audited financial statements of State National presented elsewhere herein.

         (c)   EXHIBITS.

EXHIBIT
NUMBER         EXHIBIT.
- -------        --------------------------------------------------
 2.1           Agreement and Plan of Reorganization dated
               October 28, 1994 among BancFirst, State National
               Bank, Marlow, Oklahoma, and certain shareholders of State National Bank (filed as Exhibit 2.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and incorporated herein by reference).

INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
State National Bank

We have audited the balance sheet of State National Bank as of December 31, 1994, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of State National Bank at December 31, 1994, and the results of its operations, stockholders' equity, and cash flows for the year then ended in conformity with generally accepted accounting principles.




Finley & Cook
March 21, 1995

STATE NATIONAL BANK


  BALANCE SHEET
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  DECEMBER 31, 1994
  -----------------------------------------------------------------------------
     ASSETS

  Cash and due from banks                                       $    3,293,191
  Federal funds sold                                                 7,650,000
  Securities available for sale                                      9,743,096
  Securities to be held to maturity                                 37,031,707
  Loans (net of allowance for possible
    loan losses of $372,600)                                        42,362,434
  Premises and equipment, net                                          510,836
  Interest receivable                                                  934,797
  Other real estate owned, net                                         445,118
  Deferred tax asset, net                                              199,663
  Other assets                                                          54,760
                                                                        ------
                                                                $  102,225,602
                                                                   -----------
                                                                   -----------

   LIABILITIES AND STOCKHOLDERS' EQUITY

  Deposits:
    Noninterest-bearing                                              8,599,638
    Interest-bearing                                                77,076,106
                                                                    ----------
          Total deposits                                            85,675,744

  Interest payable                                                     293,840
  Income taxes payable                                                   8,737
  Other liabilities                                                     19,516
                                                                        ------
          Total liabilities                                         85,997,837
                                                                    ----------

  Stockholders' equity:
    Common stock                                                       300,000
    Additional paid-in capital                                         300,000
    Undivided profits                                               15,882,807
    Unrealized loss on securities available for sale,
      net of deferred taxes                                           (255,042)
                                                                      --------
          Total stockholders' equity                                16,227,765
                                                                    ----------

                                                                $  102,225,602
                                                                   -----------
                                                                   -----------

See accompanying notes to financial statements.

STATE NATIONAL BANK


  STATEMENT OF INCOME
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  YEAR ENDED DECEMBER 31, 1994
  -----------------------------------------------------------------------------
  Interest income:
    Loans, including fees                                       $    3,590,622
    Investment securities:
      Taxable                                                        2,796,598
      Tax-exempt                                                       111,930
    Federal funds sold                                                 187,696
    Other                                                               43,461
                                                                        ------
          Total interest income                                      6,730,307
                                                                     ---------
  Interest expense:
    Deposits                                                         2,733,299
    Short-term borrowings                                                2,363
                                                                         -----
          Total interest expense                                     2,735,662
                                                                     ---------

          Net interest income                                        3,994,645

  Provision for possible loan losses                                    21,170
                                                                        ------

          Net interest income after provision for
            possible loan losses                                     3,973,475
                                                                     ---------
  Other income:
    Service charges on deposit accounts                                289,453
    Other service charges and fees                                      70,650
    Other                                                               46,542
                                                                        ------
          Total other income                                           406,645
                                                                       -------
  Other expenses:
    Salaries and employee benefits                                   1,185,251
    Occupancy                                                           84,320
    Depreciation                                                        66,246
    Realized losses on securities available for sale                   131,520
    Data processing expense                                            109,774
    Legal and accounting                                               132,342
    Litigation settlement                                               83,500
    Regulatory insurance and assessments                               190,919
    Other                                                              339,477
                                                                       -------
          Total other expenses                                       2,323,349
                                                                     ---------

  Income before income taxes                                         2,056,771
  Income tax expense                                                   699,000
                                                                       -------

          Net income                                            $    1,357,771
                                                                     ---------
                                                                     ---------

  Income per average outstanding common share                   $       452.59
                                                                        ------
                                                                        ------


See Independent Auditors' Report
See accompanying notes to Financial statements.

STATE NATIONAL BANK


  STATEMENT OF STOCKHOLDERS' EQUITY
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  YEAR ENDED DECEMBER 31, 1994
  -----------------------------------------------------------------------------
  Common stock (par value $100 per share;
    6,000 shares authorized, 3,000 shares
    issued, and outstanding):
        Balance at beginning and end of year                      $    300,000
                                                                       -------

  Additional paid-in capital:
    Balance at beginning and end of year                               300,000
                                                                       -------

  Undivided profits:
    Balance at beginning of year                                    14,543,036
    Net income                                                       1,357,771
    Dividends paid                                                     (18,000)
                                                                       -------
    Balance at end of year                                          15,882,807
                                                                    ----------
  Unrealized loss on securities available
    for sale, net of deferred taxes                                   (255,042)
                                                                      --------

      Total stockholders' equity                                  $ 16,227,765
                                                                    ----------
                                                                    ----------


See Independent Auditors' Report
See accompanying notes to Financial statements.

STATE NATIONAL BANK

  STATEMENT OF CASH FLOWS


  Increase in Cash and Due From Banks
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  YEAR ENDED DECEMBER 31, 1994
  -----------------------------------------------------------------------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                  $    1,357,771
    Adjustments to reconcile net income to net cash provided
      by operating activities:
        Depreciation                                                    66,246
        Deferred income tax                                             43,000
        Premium amortization and discount accretion of
        investments, net                                               (41,520)
        Provision for possible loan losses                              21,170
        Realized losses on securities available for sale               131,520
        Increase in interest receivable                                (17,297)
        Increase in interest payable                                    38,899
        Increase in other assets and other real estate owned          (153,573)
        Decrease in income taxes receivable                             48,701
        Increase in other liabilities                                  (65,891)
                                                                       -------
            Net cash provided by operating activities                1,429,026
                                                                     ---------

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Net increase in federal funds sold                              (5,475,000)
    Purchase of securities:
      Available for sale                                           (17,523,919)
      Held to maturity                                             (14,044,194)
    Proceeds from maturities of securities:
      Available for sale                                             7,800,000
      Held to maturity                                                 190,000
    Proceeds from sales of securities:
      Available for sale                                            22,636,185
    Proceeds from principal payments received on securities:
      Available for sale                                             4,269,476
      Held to maturity                                               3,794,216
    Net increase in loans                                           (1,555,762)
    Purchase of premises and equipment, net                           (110,564)
                                                                      --------
            Net cash provided by investing activities                  (19,562)
                                                                       -------

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in noninterest-bearing deposits                       713,180
    Net decrease in interest-bearing deposits                       (1,413,413)
    Dividends paid                                                     (18,000)
                                                                       -------
            Net cash used in financing activities                     (718,233)
                                                                      --------

  NET INCREASE IN CASH AND DUE FROM BANKS                              691,231

  Cash and due from banks at beginning of year                       2,601,960
                                                                     ---------
  Cash and due from banks at end of year                        $    3,293,191
                                                                     ---------
                                                                     ---------


See Independent Auditors' Report
See accompanying notes to Financial statements.

STATE NATIONAL BANK

  NOTES TO FINANCIAL STATEMENTS

  DECEMBER 31, 1994
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  (1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accounting and reporting policies of State National Bank, Marlow, Oklahoma, (the "Bank") conform to generally accepted accounting principles and general practices within the banking industry. The following represent the more significant of the accounting and reporting policies and practices.

        INVESTMENT SECURITIES

        In May 1993, the Financial Accounting Standards Board issued FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." (FASB No. 115), which became effective for years beginning after December 15, 1993. The Bank implemented FASB No. 115 as of January 1, 1994. FASB No. 115 requires investment securities to be categorized into the following three groups:

               -   Investments to be held to maturity;

               -   Investments available for sale; and

               -   Trading investments.

        The Bank has no investments classified as trading. Investment securities classified as "available for sale" are carried at their market value with market value adjustments, net of deferred taxes, reflected as a component of stockholders' equity. Investments classified as "held to maturity" are carried at cost adjusted for the amortization of premiums and accretion of discounts using a method which approximates the interest method.

        Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary will result in write-downs of the individual securities to their fair value. The related write-downs will be included in earnings as realized losses. For the year ended December 31, 1994, there have been no such write-downs.

        Gains and losses on the sales of investment securities are recognized on a completed transaction basis. The basis of the securities sold is determined by specific identification of each security.

        LOANS

        Loans are stated at the principal amount outstanding, net of unearned discount and allowances for possible loan losses. Interest income on installment loans is recorded by use of a method which produces a reasonable approximation of constant yield on outstanding principal. Interest on other loans is recognized based upon the principal amount outstanding.

        A loan is placed on nonaccrual status when, in the opinion of management, the future collectability of interest and principal is in serious doubt. Interest income on these loans is only recognized to the extent payments are received and only when all doubt regarding future collectability of principal is removed.

        In May 1993, the Financial Accounting Standards Board issued Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (FASB No. 114). FASB No. 114 became effective for years beginning after December 15, 1994, and requires banks to specifically identify


See Independent Auditors' Report        8

STATE NATIONAL BANK

        impaired loans, as defined in the statement, and to measure the impairment based on the fair value of the collateral, if the loan is collateral dependent, or upon the present value of expected future discounted cash flows.

        The Bank will adopt FASB No. 114 on a prospective basis during 1995. The impact that FASB No. 114 will have on the Bank's financial statements is not known or reasonably determinable at this time.

        LOAN ORIGINATION FEES AND COSTS

        Loan origination fees less certain direct origination costs, if material, are capitalized and recognized as an adjustment of yield. Such fees and origination costs were not considered material during 1994.

        ALLOWANCE FOR POSSIBLE LOAN LOSSES

        The provision for possible loan losses charged to operating expense is based upon management's evaluation of the inherent risks in the loan portfolio. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible. The allowance is determined based on the results of continuing internal loan review procedures, including evaluation of the collectability of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may adversely affect the borrowers' ability to pay.

        PREMISES AND EQUIPMENT

        Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to occupancy expense and is computed primarily by the use of the straight-line method over the estimated useful lives of the assets, ranging from 5 to 40 years. Maintenance and repairs are charged to expense as incurred, while improvements are capitalized. When assets are retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in income.

        OTHER REAL ESTATE OWNED (OREO)

        Real estate and other assets acquired in actual or in-substance foreclosures are carried at the lower of cost or fair market value.
        Fair market value is based on independent appraisals and other relevant factors. Prior to foreclosure, the value of the underlying loan is written-down to the fair market value of the assets acquired by a charge to the OREO valuation reserve, if necessary. Any subsequent write-downs are charged against noninterest expense.

        PENSION PLAN

        Pension plan cost, determined in accordance with Statement of Financial Standards No. 87, includes current costs less the amortization of transition assets and the deferral of unrecognized gains.

        RELATED PARTY TRANSACTIONS

        Certain officers, directors, and their associated businesses were customers of and engaged in transactions with the Bank, consisting primarily of deposits and loans.

        INCOME TAXES

        Effective January 1, 1993, the Bank adopted Financial Accounting Standards Board No. 109, "Accounting for Income Taxes" which requires a liability approach to financial accounting and


See Independent Auditors' Report        9

STATE NATIONAL BANK

        reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the years in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset amounts to the amounts that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the year, plus or minus the net change in the deferred tax asset and liability accounts.

        DIVIDEND RESTRICTIONS

        All banks have regulatory restrictions regarding the payment of cash dividends. The approval of the Comptroller of the Currency is required for any national bank desiring to pay dividends in excess of earnings retained in the current year plus retained net profits for the preceding 2 years.

        OFF-BALANCE-SHEET INFORMATION

        In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

        EARNINGS PER SHARE

        Income per share of common stock is based on net income divided by the weighted average number of shares outstanding during the year. During 1994, the average number of common shares outstanding was 3,000.

        STATEMENT OF CASH FLOWS

        For purposes of presentation in the Statement of Cash Flows for 1994, cash and cash equivalents are defined as those amounts in the balance sheet caption "Cash and due from banks."

        During 1994, additional cash flow information is as follows:

               Cash paid for:
                 Interest                                    $     2,696,763
                                                                   ---------
                                                                   ---------

                 Income taxes                                $       615,834
                                                                     -------
                                                                     -------

(2)     RESTRICTIONS ON CASH AND DUE FROM BANKS

        Aggregate reserves (in the form of vault cash and deposits with the Federal Reserve Bank) of approximately $455,000 were required to satisfy federal regulatory and other correspondent banking requirements at December 31, 1994.

(3)     INVESTMENT SECURITIES

        The carrying amounts of investment securities as shown on the Bank's balance sheet at December 31, 1994, were as follows:


See Independent Auditors' Report       10

STATE NATIONAL BANK

                                                          Gross          Gross        Estimated
                                          Amortized     Unrealized    Unrealized        Market
                                            Cost          Gains         Losses          Value
                                            ----          -----         ------          -----
  Securities available for sale:
    Debt securities issued by:
      U.S. Treasury                   $    4,973,189         -         (62,015)       4,911,174
      Other U.S. Government
        corporations and
        agencies                           4,283,041      19,112       (70,263)       4,231,890

    Debt securities issued by
      states of the U.S. and
      political subdivision of
      the states                             100,000       5,232           -            105,232

    Other securities                         494,800         -             -            494,800
                                             -------         ---           ---          -------

                                      $    9,851,030      24,344      (132,278)       9,743,096
                                           ---------      ------      --------        ---------
                                           ---------      ------      --------        ---------

  Securities held to maturity:
      Debt securities issued by:
        U.S. Treasury                 $    2,470,393         -         (41,880)       2,428,513
        Other U.S. Government
          corporations and
          agencies                        32,572,990      32,482    (1,221,422)      31,384,050

      Debt securities issued by
        states of the U.S. and
        political subdivisions of
        the states                         1,988,324      10,701       (42,745)       1,956,280
                                           ---------      ------       -------        ---------
                                      $   37,031,707      43,183    (1,306,047)      35,768,843
                                          ----------      ------    ----------       ----------
                                          ----------      ------    ----------       ----------

    The amortized and estimated market value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Securities               Securities to be
                                            Available for Sale           Held to Maturity
                                            ------------------           ----------------
                                                       Estimated                      Estimated
                                           Amortized     Market     Amortized           Market
                                              Cost       Value         Cost             Value
                                              ----       -----         ----             -----
  Due in 1 year or less                 $  2,273,106   2,252,695       160,627          160,678
  Due after 1 through 5 years              3,775,033   3,745,023     3,764,544        3,707,969
  Due after 5 through 10 years               489,706     494,930       796,732          787,222
  Due after 10 years                       2,818,385   2,755,648    32,309,804       31,112,974
  Securities with no
    scheduled repayment                      494,800     494,800           -                -
                                             -------     -------           ---              ---

                                        $  9,851,030   9,743,096    37,031,707       35,768,843
                                           ---------   ---------    ----------       ----------
                                           ---------   ---------    ----------       ----------


See Independent Auditors' Report       11

STATE NATIONAL BANK

        At December 31, 1994, investment securities with a carrying value of approximately $14,945,000 and a market value of approximately $18,625,000 were pledged as collateral to secure public funds on deposit and for other purposes required or permitted by law.

        During 1994, the Bank transferred $21,848,536 of investments from "available for sale" to "held to maturity." At the time of the transfer, there was a net unrealized loss of $279,231 on the investments. The amount of unrealized loss was accounted for as an adjustment to the amortized cost of the investments and is being amortized over the remaining life of the investments. The amount of the unrealized loss, net of deferred taxes, on the investments transferred was left as a component of stockholders' equity and is also being amortized over the life of the investments.

        During 1994, all sales of investments were from the "available for sale" category. A summary of such sales is as follows:

          Gross realized gains:
            U.S. Treasury securities                            $         502
            U.S. Government agencies                                   33,825
                                                                       ------
                                                                       34,327
                                                                       ------
          Gross realized losses:
            U.S. Treasury securities                                   (8,822)
            U.S. Government agencies                                 (157,025)
                                                                     --------
                                                                     (165,847)
                                                                     --------
               Net realized losses on sales of
                 securities available for sale                  $    (131,520)
                                                                     --------
                                                                     --------

(4)     LOANS

        A summary of the Bank's loans at December 31, 1994, is as follows:

               Commercial                                       $  13,560,310
               Real estate                                         18,325,487
               Installment loans                                    4,962,315
               Agriculture                                          1,673,935
               Other, including overdrafts                          4,247,370
                                                                    ---------
                                                                   42,769,417
               Less unearned discount                                  34,383
                                                                       ------
                  Loans, net of unearned discount                  42,735,034
               Less allowance for possible loan losses                372,600
                                                                      -------
                       Net loans                                  $42,362,434
                                                                   ----------
                                                                   ----------

        Loans on which the accrual of interest has been discontinued or reduced amounted to $680,604 at December 31, 1994. Interest income earned on the nonaccrual loans at December 31, 1994, was approximately $11,000. Had interest accrued during the entire year, interest income from these loans would have approximated $46,000 for the year ended.

        The Bank granted loans, in the ordinary course of business, to certain executive officers, directors, and their affiliates. The Bank believes that all such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectability. The aggregate dollar amount of these loans was approximately $477,000 at December 31, 1994.


See Independent Auditors' Report       12

STATE NATIONAL BANK

        Changes in the allowance for possible loan losses account for the year ended December 31, 1994, is as follows:

               Balance at beginning of year                     $     403,762

               Provision charged to expense                            21,170
               Recoveries of loans previously charged-off              17,116
               Loans charged-off                                      (69,448)
                                                                   ----------
               Balance at end of year                           $     372,600
                                                                   ----------
                                                                   ----------


        The Bank grants commercial, real estate, agribusiness, and consumer loans to customers in the state of Oklahoma. Although the Bank has a diversified loan portfolio, the majority of their customers are borrowers who are local residents within the Marlow and Duncan area. The economic conditions of the market area may have an impact on the debtors' ability to repay their loans.


(5)     PREMISES AND EQUIPMENT

        Premises and equipment at December 31, 1994, is summarized as follows:

               Land                                             $      63,528
               Building and improvements                              738,405
               Furniture, fixtures, and equipment                     665,061
                                                                   ----------
                                                                    1,466,994
                 Less accumulated depreciation                        956,158
                                                                   ----------
                                                                $     510,836
                                                                   ----------
                                                                   ----------

(6)     OTHER REAL ESTATE OWNED (OREO)

        Other real estate owned (OREO) consists of the following:

               OREO                                             $     516,664
               Allowance for possible write-downs and
                 disposal costs                                        71,546
                                                                   ----------
                                                                $     445,118
                                                                   ----------
                                                                   ----------

        Changes in the allowance for possible write-downs and disposal costs of the OREO account for the year ended December 31, 1994, is as follows:

               Balance at beginning of year                     $      35,930

               Provisions charged to expense                           39,616
               Write-down in carrying value of properties              (4,000)
                                                                   ----------
               Balance at end of year                           $      71,546
                                                                   ----------
                                                                   ----------


See Independent Auditors' Report       13

STATE NATIONAL BANK

(7)     DEPOSITS

        Certificates of deposit in denominations of $100,000 or more amounted to approximately $18,262,000 at December 31, 1994. NOW accounts amounted to approximately $11,554,000 at December 31, 1994.

        Deposits of executive officers, directors, principle shareholders, and their related affiliates totaled approximately $8,449,000, of which $7,750,000 were interest-bearing, at December 31, 1994.

(8)     INCOME TAXES

        The components of income tax expense at December 31, 1994, is as follows:

               Current tax expense - federal                    $     656,000
               Deferred tax expense                                    43,000
                                                                       ------
                  Income tax expense                            $     699,000
                                                                      -------
                                                                      -------

        The primary difference between the expected tax expense at the federal statutory income tax rate of 34% and the expense reflected in the financial statements, is due to tax exempt interest income on securities and loans.

        The Bank has approximately $388,000 of net operating loss carryforwards available for Oklahoma income taxes. The net operating loss carryforwards will expire by 2005, if not used sooner.

        Deferred tax assets recorded as of December 31, 1994, is as follows:

               Assets:
                 Benefit of net operating loss carryforward
                   for state income tax purposes                $      19,462

                 Difference in financial and tax reporting
                   methods for:
                     Allowance for loan losses                         28,052
                     OREO                                              20,765

                 Deferred tax asset established as a
                   result of FASB No. 115 for market value
                   adjustments on securities                          131,384
                                                                      -------
                       Net deferred tax assets                 $      199,663
                                                                      -------
                                                                      -------

(9)     EMPLOYEE BENEFIT PLANS

        PROFIT SHARING

        The Bank has a profit sharing plan (the "Profit Sharing Plan") which covers all employees who meet certain eligibility requirements. An eligible employee must be at least 21 years of age and must have completed at least 1 year of service. Under the terms of the Profit Sharing Plan, participants cannot contribute to the Profit Sharing Plan. The Bank may make optional contributions annually out of net profits. Participants become fully vested after 6 years of service.

        The Bank made no optional contributions during the year ended December 31, 1994.


See Independent Auditors' Report       14

STATE NATIONAL BANK

        PENSION PLAN

        The Bank has a defined benefit pension plan (the "Pension Plan") covering all employees who meet certain eligibility requirements. To be eligible for the Pension Plan, an employee must have been employed 12 months and have at least 1,000 hours of service. The pension benefits are payable at age 65 as a life annuity (with 120 guaranteed payments) equal to the sum of 1.05% of the average monthly compensation, plus .585% of the average monthly compensation in excess of the covered compensation times the years of service with the Bank. The Pension Plan assets consist primarily of cash and securities. The Bank's funding policy is to fund an amount, as determined by the Bank and its independent actuary, that will meet the minimum funding required by applicable law and maximize the tax benefit to the Bank. During 1994, the Bank contributed $60,220 to the Pension Plan. The assumptions used in determining the pension expense and funded status information below were a discount rate of 7.25%, a long-term rate of return on assets of 7.25%, and salary progression of 3%.

        The net periodic cost for December 31, 1994, includes the following components:

               Service cost                                     $      41,049
               Interest cost on projected benefit obligation           62,036
               Return on Pension Plan assets                           10,163
               Net amortization and deferred items                    (47,905)
                                                                      -------
                  Net periodic pension cost as determined by
                    FASB No. 87                                        65,343

               Amount not recorded due to immateriality                 5,123
                                                                        -----
                  Pension expense recorded by Bank              $      60,220
                                                                       ------
                                                                       ------

        The Pension Plan was amended as of December 31, 1994. The amendment ceased the accrual of benefits by participants in the Pension Plan. In addition, all participants were deemed 100% vested in the accrued benefits earned by the participants as of December 31, 1994. No further benefits will accrue on behalf of any of the participants after December 31, 1994.

        Also, in January 1995, the Board of Directors passed a resolution to terminated the Pension Plan effective April 1, 1995. While the amendment of the Pension Plan curtailed benefits which would normally result in a gain for the Bank, the amendment and termination were done in response to the Bank being sold, as more fully described in Note 12. No gain on the curtailment will be recognized in 1994. The curtailment gain along with any provision for settlement and termination benefits will be recognized in 1995 when the actual termination of the Pension Plan takes place and when the costs can be reasonably estimated. Subsequent to December 31, 1994, the Bank and their consulting actuary estimated $231,000 to be needed to fully fund the Pension Plan and pay certain termination costs. An estimate of expense and costs in accordance with FASB No. 87 and 88 has not been made.

        As a result of the amendment and curtailment of benefits, a gain of $159,511 will be recognized in 1995. The gain results from the following:

               Reduction in projected benefit obligation        $     234,339

               Recognition of previous unrealized loss                (74,828)
                                                                      -------
                  Net curtailment gain to be recognized         $     159,511
                                                                      -------
                                                                      -------

        However, the Bank will also have to recognize settlement and termination costs in 1995 when the Pension Plan is terminated.


See Independent Auditors' Report       15

STATE NATIONAL BANK

        The following table summarizes the funded status of the Pension Plan and the related amounts recognized in the Bank's financial statements as of December 31, 1994:

        Actuarial present value of benefit obligation:
          Vested benefit obligation                             $     722,905
          Nonvested benefit obligation                                   -
                                                                         ----
               Accumulated benefit obligation                   $     722,905
                                                                      -------
        Plan assets at fair value                                     701,567
        Projected benefit obligation                                  957,244
                                                                      -------
        Projected benefit obligation in excess of plan assets        (255,677)
        Unrecognized transition liability, being amortized
          over 16 years                                               175,726
        Adjustment required to recognize minimum liability            (16,215)
        Unrecognized net loss                                          74,828
                                                                       ------
            Pension (liability) to be recognized at
              December 31, 1994                                 $     (21,338)
                                                                       ------
                                                                       ------
        The above liability was not recorded by the Bank.


(10)    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                                     1994
                                                                  Contract or
                                                               Notional Amount
                                                               ---------------
               Financial instruments whose contract
                 amounts represent credit risk:
                   Commitments to extend credit:
                     Loans                                      $     779,000
                     Letters of credit                                142,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension


See Independent Auditors' Report       16

STATE NATIONAL BANK

        of credit, is based on management's credit evaluation of the counter party. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, livestock, and real estate.

        Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.


(11)    CONCENTRATION OF CREDIT RISK

        At December 31, 1994, the Bank had a significant concentration of credit risk with the following financial institutions. The credit risk was in the form of cash clearings, federal funds sold, and correspondent bank accounts held. The Bank evaluates the stability of the financial institutions they do business with in determining overall credit risk. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments noted above is represented by the contractual notional amount of those instruments.

                                                               Contract or
                                                             Notional Amount
                                                            -----------------
          Federal Home Loan Bank,
            Topeka, Kansas                                   $     5,000,482

          Boatmen's First National Bank,
            Oklahoma City, Oklahoma                                2,620,294

          First Tennessee Bank,
            Knoxville, Tennessee                                   1,008,013

          The Boatmen's National Bank,
            St. Louis, Missouri                                    1,001,514
                                                                   ---------
                                                               $   9,630,303
                                                                   ---------
                                                                   ---------

(12)    AGREEMENT AND PLAN OF REORGANIZATION

        On October 28, 1994, the Bank entered into an agreement to sell 100% of its issued and outstanding shares of common stock to BancFirst of Oklahoma City. The purchase is subject to approval by the Oklahoma State Banking Board and the Federal Reserve Bank. Such approvals have been received and closing occurred during March 1995. State National Bank was merged with BancFirst, with BancFirst being the surviving entity. The acquisition will be accounted for by BancFirst as a purchase.

(13)    DIVIDENDS PER SHARE

        The Bank declared and paid dividends of $18,000 or $6 per share of outstanding common stock as of December 31, 1994.


See Independent Auditors' Report       17

STATE NATIONAL BANK

(14)    COMMITMENTS AND CONTINGENT LIABILITIES

        The Bank is a defendant in legal actions arising from normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, from them will not materially affect the Bank's financial position.


See Independent Auditors' Report       18

                              BANCFIRST CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                December 31, 1994
                             (Dollars in thousands)


                                                                   State
                                                  BancFirst       National       Pro Forma           BancFirst
                                                  Historical     Historical     Adjustments          Pro Forma
                                                 -----------    ------------   -------------        -----------
ASSETS

Cash and due from banks                          $    53,564     $    3,293      $    1,369  (c)   $    58,226
Securities                                           223,044         46,775          (1,263) (d)       268,556
Federal funds sold                                    28,260          7,650         (17,081) (a)        17,460
                                                                                     (1,369) (c)
Loans:
  Total loans (net of unearned interest)             522,314         42,735                            565,049
  Allowance for possible loan losses                  (9,729)          (373)                           (10,102)
                                                 -----------     ----------                        -----------
    Loans, net                                       512,585         42,362                            554,947
Premises and equipment, net                           26,462            511                             26,973
Other real estate owned                                2,183            445                              2,628
Intangible assets, net                                 7,960             --           2,478  (g)        10,438
Accrued interest receivable                            8,518            935                              9,453
Other assets                                          10,339            255            (131) (e)        10,463
                                                 -----------     ----------      ----------        -----------
  Total assets                                   $   872,915     $  102,226      $  (15,997)       $   959,144
                                                 -----------     ----------      ----------        -----------
                                                 -----------     ----------      ----------        -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                            $   168,426     $    8,600      $                 $   177,026
  Interest-bearing                                   616,425         77,076                            693,501
                                                 -----------     ----------                        -----------
    Total deposits                                   784,851         85,676                            870,527
Short-term borrowings                                    117             --                                117
Accrued interest payable                               2,089            294                              2,383
Other liabilities                                      3,897             28             231  (f)         4,156
                                                 -----------     ----------      ----------        -----------
  Total liabilities                                  790,954         85,998             231            877,183
                                                 -----------     ----------      ----------        -----------
Stockholders' equity:
  Common stock                                         6,203            300            (300) (b)         6,203
  Capital surplus                                     34,259            300            (300) (b)        34,259
  Retained earnings                                   45,611         15,883         (15,883) (b)        45,611
  Unrealized securities losses, net of tax            (4,112)          (255)            255  (b)        (4,112)
                                                 -----------     ----------      ----------        -----------
    Total stockholders' equity                        81,961         16,228         (16,228)            81,961
                                                 -----------     ----------      ----------        -----------
    Total liabilities and stockholders' equity   $   872,915     $  102,226      $  (15,997)       $   959,144
                                                 -----------     ----------      ----------        -----------
                                                 -----------     ----------      ----------        -----------


See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                              BANCFIRST CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      For the Year Ended December 31, 1994
                  (Dollars in thousands, except per share data)

                                                                                  State
                                                                 BancFirst       National       Pro Forma         BancFirst
                                                                 Historical     Historical     Adjustments        Pro Forma
                                                                -----------    ------------   -------------      -----------
INTEREST INCOME

Loans, including fees                                           $    45,609     $    3,591      $                $    49,200
Investment securities
  Taxable                                                            12,184          2,796                            14,980
  Tax-exempt                                                            631            112                               743
Federal funds sold and other                                          1,350            231            (715) (h)          810
                                                                                                       (56) (i)
                                                                -----------     ----------      -----------      -----------
  Total interest income                                              59,774          6,730            (771)           65,733
                                                                -----------     ----------      -----------      -----------
INTEREST EXPENSE
Deposits                                                             20,780          2,733                            23,513
Short-term borrowings                                                    19              2                                21
Line of credit                                                           39             --                                39
                                                                -----------     ----------      -----------      -----------
  Total interest expense                                             20,838          2,735                            23,573
                                                                -----------     ----------      -----------      -----------
Net interest income                                                  38,936          3,995            (771)           42,160
Provision for possible loan losses                                      380             21                               401
                                                                -----------     ----------      -----------      -----------
  Net interest income after provision for possible loan losses       38,556          3,974            (771)           41,759
                                                                -----------     ----------      -----------      -----------
NONINTEREST INCOME
Service charges on deposits                                           7,641            290                             7,931
Securities transactions                                                   5           (132)                             (127)
Other                                                                 3,572            117                             3,689
                                                                -----------     ----------      -----------      -----------
  Total noninterest income                                           11,218            275                            11,493
                                                                -----------     ----------      -----------      -----------
NONINTEREST EXPENSE
Salaries and employee benefits                                       17,288          1,185             (60) (j)       18,353
Occupancy and fixed assets expense, net                               1,787             84                             1,871
Depreciation                                                          1,749             66                             1,815
Amortization                                                          1,262             --             211  (k)        1,473
Data processing services                                              1,359            110                             1,469
Net (income) expense from other real estate owned                      (312)            --                              (312)
Other                                                                 8,558            747                             9,305
                                                                -----------     ----------      -----------      -----------
  Total noninterest expense                                          31,631          2,192             151            33,974
                                                                -----------     ----------      -----------      -----------
Income before taxes                                                  18,143          2,057            (922)           19,278
Income tax expense                                                   (6,546)          (699)            306  (l)       (6,982)
                                                                                                       (43) (m)
                                                                -----------     ----------      -----------      -----------
  Net income                                                    $    11,597     $    1,358      $     (659)      $    12,296
                                                                -----------     ----------      -----------      -----------
                                                                -----------     ----------      -----------      -----------
PER SHARE DATA (PRIMARY AND FULLY DILUTED)
Net income                                                      $      1.80     $   452.59                       $      1.91
Average common shares and common stock equivalents outstanding    6,399,518          3,000                         6,399,518
                                                                -----------     ----------                       -----------
                                                                -----------     ----------                       -----------

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                              BANCFIRST CORPORATION
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS


(1)  BASIS OF PRESENTATION

The unaudited pro forma consolidated condensed financial statements for the year ended December 31, 1994 are based upon BancFirst Corporation's and State National Bank's audited financial statements. The pro forma consolidated condensed balance sheet is presented as if the merger occurred at December 31, 1994. The pro forma consolidated condensed statement of income is presented as if the merger occurred at January 1, 1994. Other assumptions and the pro forma adjustments are described below.

(2)  PRO FORMA ADJUSTMENTS

Pro forma consolidated condensed balance sheet reflects the following adjustments:

     (a) Reflect the reduction of federal funds sold due to the cash payment for the common stock of State National in accordance with the terms of the merger.

     (b)   Eliminate the stockholders' equity of State National.

     (c) Reflect the increase in reserve requirements due to loss of State National's low reserve tranche.

     (d) Write down State National's securities held for investment to market value.

     (e) Eliminate deferred tax asset for unrealized net loss on State National's securities available for sale.

     (f)   Accrue unfunded liability for termination of State
           National's pension plan.

     (g) Record core deposit intangible and excess of cost over fair value of net assets acquired.

The pro forma consolidated condensed statement of income reflects the following adjustments:

     (h) Reduce interest income on funds used for the cash payment for the common stock of State National.

     (i) Reduce interest income for the increase in reserve requirements.

     (j)   Eliminate State National's pension plan expense accrual.

     (k) Record amortization of core deposit intangible and excess of cost over fair value of net assets acquired.

     (l) Reduce income tax expense for effect of pro forma adjustments.

     (m) Adjust State National's income tax expense to statutory rate.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





June 7, 1995                            /Randy P. Foraker/
                                        --------------------------------------
                                        Randy P. Foraker
                                        Sr. Vice President, Controller
                                        and Secretary/Treasurer
                                        (Principal Accounting Officer)